ADDENDUM NO. 1 TO AGENCY AGREEMENT

This Addendum No. 1 (the “Addendum”) to that certain Agency Agreement dated April 8, 2013 (the “Agency Agreement”), by and between QuantumSphere, Inc., a corporation organized under the laws of the State of California, USA (“QSI”), on the one hand, and Beijing LuckyStar Co. Ltd., an entity organized under the laws of the People’s Republic of China (“BLS”), on the other hand, is dated as of December 23rd, 2013 (the “Effective Date”). QSI and BLS are collectively referred to herein as the “Parties”.

1.          All capitalized terms not otherwise defined herein shall the meaning ascribed to such terms in the Agency Agreement.

2.          QSI hereby appoints BLS as its agent in the Territory, subject to the terms and conditions of the Agency Agreement, for the representation of all other applicable QSI nano-catalysts that may be utilized for the enhancement of additional chemical production processes, exclusive of ammonia production, including, but not limited to, QSI Nano-Ni, QSI Nano-Co, and QSI Nano-Cu, among others (collectively, “Additional QSI Nano-Catalysts”).

3.           BLS shall introduce one or more suitable chemical production operators in the Territory for the purpose of validation of each of the Additional QSI Nano-Catalysts in a lab environment as well as in an industrial plant environment.

4.           For the Term of the Agency Agreement, BLS shall be exclusive to QSI and shall not serve as an agent of, or represent in any manner, any provider of nano-catalysts in the Territory.

5.          For the avoidance of doubt, the compensation provision provided by Section 12 of the Agency Agreement shall apply to each of the Additional QSI Nano-Catalysts.

6.          All other terms and conditions of the Agency Agreement shall remain in full force and effect and shall apply in each case to the Additional QSI Nano-Catalysts.

IN WITNESS WHEREOF, the Parties have executed this Addendum as of the Effective Date.

QUANTUMSPHERE, INC.

By:	/s/ Kevin D. Maloney
Kevin D. Maloney
CEO & President

BEIJING LUCKYSTAR CO. LTD.

By:	/s/ Fagen Li
Fagen Li
Co-Founder & Chairman